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                                                                    EXHIBIT 23.5





                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Annex I to Pre-effective Amendment No. 2 of the Registration Statement on Form S-3 and related Prospectus of Provident Financial Group, Inc. and PFGI Capital Corporation for the registration of Income PRIDES, and to the use of our report dated January 16, 2002, with respect to the consolidated financial statements of The Provident Bank, for the year ended December 31, 2001.



                                                          /s/ Ernst & Young LLP

Cincinnati, Ohio
June 6, 2002